EXHIBIT 10.3

AMENDMENT TO FINANCING AGREEMENT

This Amendment to Financing Agreement (the "Amendment") is made effective as of October 31, 2006, by and between Bag Boy Productions, Inc. ("BBP"), and Red Rock Productions, Inc., a Nevada corporation ("RRP"), with reference to the following facts:

WHEREAS, BBP and RRP have entered into that certain Financing Agreement dated as of October 31, 2006, (the "Agreement") ") regarding financing arrangements for a theatrical motion pictures ^Picture"). Except as otherwise set forth herein, all defined terms shall have the meanings given to them in the Agreement.

WHEREAS, BBP and RRP desire to amend the Agreement in accordance with the terms and conditions more fully set forth in this Amendment.

NOW THEREFORE, for good and valuable consideration, the parties hereby agree to amend the Agreement in accordance with the following terms and conditions:

1.   Section 2 Recoupment of Investment will be deleted in its entirety and the following language will be added in its place:

2. Recoupment of Investment: RRP will be entitled to recoup its investment plus interest at ten percent (10%) with interest accruing on the average daily balance from the date of the loan is provided to BBP. BBP will make payments to RRP as the funds are collected based on the following:

a.    First, BBP will pay to National Lampoon, Inc. ("NL") a distribution fee equal to Twenty percent (20%); and

b.    Next, NL will receive recoupment of all P&A expenses incurred in connection with the distribution of the Picture.

The remaining gross receipts shall be split 50/50 between BBP and RRP until such as times as RRP has recouped its investment in its entirety. BBP acknowledges that the loan must be repaid to RRP in its entirety on March 14, 2011.

2.  Full Force and Effect / Conflicts: Except as specifically provided herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between this Amendment and the Agreement, this Amendment shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. The parties hereto by their signature acknowledge that the terms and conditions hereof form a valid, binding and integrated agreement which may not be amended, modified or supplemented except in writing.

"BBP" BAG BOY PRODUCTIONS INC.	RRP RED ROCKS PRODUCTIONS, INC.